EXHIBIT NUMBER  23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13828 of Sun Life Financial Inc. on Form S-8 of our report relating to the financial statements of United States Employees’ Sun Advantage Savings and Investment Plan dated June 29, 2007, appearing in the Annual Report on Form 11-K of United States Employees’ Sun Advantage Savings and Investment Plan for the year ended December 31, 2006.

/s/DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 29, 2007